Exhibit 15.1

Our ref	SSY/660874-000001/12477878v1

Xunlei Limited

7/F Block 11, Shenzhen Software Park

Ke Ji Zhong 2nd Road, Nanshan District

Shenzhen, 518057

The People’s Republic of China

April 25, 2018

Dear Sirs

Xunlei Limited

We have acted as legal advisers as to the laws of the Cayman Islands to Xunlei Limited, an exempted limited liability company incorporated in the Cayman Islands (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission (the "SEC") of an annual report on Form 20-F for the year ended 31 December 2017 ("Form 20-F").

We hereby consent to the reference of our name under the heading "Item 10. Additional Information – E. Taxation – Cayman Islands Taxation" in the Form 20-F.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP